EXHIBIT 23.1






Board of Directors and Stockholders
Cecil Bancorp, Inc.
Elkton, Maryland



                  INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Annual Report on Form 10-KSB of Cecil
Bancorp, Inc. and Subsidiaries of our report dated February 23, 2000, included in the 1998 Annual Report to Stockholders of Cecil Bancorp, Inc.

    We also consent to the incorporation by reference in Registration Statements (Form 10-KSB Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated
February 23, 2000, with respect to the consolidated financial statements incorporated herein by reference.

                   Simon Master & Sidlow, P.A.



Wilmington, Delaware
March 29, 2000